Articles of Amendment to
                        Articles of Incorporation of

                               MyZipSoft, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

                                P03000025188

                (Document number of corporation, if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

                            American Environmental, Inc.

(must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.", "Inc.", or "Co.") (A professional corporation must contain the word "chartered", "professional association", or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

2. Article Seven - Section Two of the Articles of Incorporation shall be deleted and the following Article Seven - Section Two shall be inserted in its place:

                       ARTICLE SEVEN  - Section Two

7.02 The names and addresses of the members of the Board of Directors as of 5/31/05 are:

Name                         Address                              Title
-------------------    ---------------------------           ----------------
Barney A. Richmond   100 Village Square Crossing Suite 202	 Chairmen, Secretary
             	   Palm Beach Gardens, FL 33410   	           Director

Richard C. Turner    4200 Oak St. 	                          Treasurer
              	   Palm Beach Gardens, FL 33418 	        Director

Charles W. Schooley, IV	  2939 Mary's Way	                    President
             	   Palm Beach Gardens, FL 33410   	        Director

Daniel M. Mills  	   2801 Sarento Place #104 	              Vice President
              	   Palm Beach Gardens, FL 33410 	        Director

Jonathan Pierce	   262 King Street	                    Director
                     Oxford, ME  04270





If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

The date of each amendment(s) adoption:      October 17, 2005

Effective date, if applicable:
            (no more than 90 days after amendment file date)


Adoption of Amendment(s)     (CHECK ONE)

	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by."
                       (voting group)

X 	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signature
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                               Richard C. Turner
                    (Typed or printed name of person signing)

                                 Treasurer
                          (Title of person signing)




FILING FEE: $35